EXHIBIT 99.4

                     FORM OF NOTICE OF GUARANTEED DELIVERY


                         NOTICE OF GUARANTEED DELIVERY
           To Exchange up to o Units of Limited Partnership Interest
                                       of
                        ALLIANCE CAPITAL MANAGEMENT L.P.
For Units of Limited Partnership Interest of Alliance Capital Management L.P. II
            Pursuant to the Exchange Offer Prospectus Dated o, 1999

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      THE EXCHANGE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT
    5:00 P.M., NEW YORK CITY TIME, ON o, 1999, UNLESS THE OFFER IS EXTENDED
     (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE "EXPIRATION DATE").
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     This form, or a form substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if certificates for Alliance Holding Units (as defined below) and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Exchange Offer. Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See "The Exchange Offer -- Guaranteed Delivery Procedures".

To:  First Chicago Trust Company of  New York, Depositary

        By Mail:                 By Federal Express or Other Courier:               By Hand:

First Chicago Trust Company           First Chicago Trust Company         First Chicago Trust Company
      of  New York                            of New York                         of New York
    Corporate Actions                      Corporate Actions              c/o Securities Transfer and
       Suite 4660                              Suite 4680                   Reporting Services Inc.
     P.O. Box 2569                           14 Wall Street                 Attn: Corporate Actions
Jersey City, NJ 07303-2569                      8th Floor                  100 William Street, Galleria
                                           New York, NY 10005                  New York, NY 10038

                                           By Facsimile:
                                     For Eligible Institutions:
                                        (201) 222-4720/4721
                                  For Facsimile Confirmation Only:
                                           (201) 222-4707


Ladies and Gentlemen:

     The undersigned hereby tenders to Alliance Capital Management L.P. ("Alliance Holding"), upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus dated o, 1999 and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, _________ units each representing an assignment of a beneficial interest in a corresponding limited partnership interest in Alliance Holding (each, an "Alliance Holding Unit") for an equal number of units representing limited partnership interests in Alliance Capital Management L.P. II, pursuant to the guaranteed delivery procedure set forth in "The Exchange Offer -- Guaranteed Delivery Procedures".

Number of Alliance Holding Units Tendered for Exchange: _______________________

Certificate Nos. (if available)                                 SIGN HERE


-------------------------------------------  -------------------------------------------


-------------------------------------------  -------------------------------------------
                                                              (Signature(s)
If Alliance Holding Units will be tendered
by book-entry transfer:

Name of Tendering
  Institution:
              -----------------------------  -------------------------------------------
                                                         (Name(s) (Please Print)


Account No.                              at
            -----------------------------
  The Depository Trust Company               -------------------------------------------
                                                              (Address)


                                             -------------------------------------------
                                                             (Zip Code)


                                             -------------------------------------------
                                                (Daytime Area Code and Telephone No.)


                                   GUARANTEE
                    (Not to be used for signature guarantee)


   The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, guarantees (a) that the above named person(s) "own(s)" the Alliance Holding Units tendered hereby within the meaning of Rule 10b-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Alliance Holding Units complies with Rule 10b-4 and (c) to deliver to the Depositary the Alliance Holding Units tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and any other required documents, all within five New York Stock Exchange, Inc. trading days of the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Alliance Holding Units to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

---------------------------------------   --------------------------------------
Name of Firm                              Title

---------------------------------------   --------------------------------------
Authorized Signature                      Address                       Zip Code

Name:
      ---------------------------------   --------------------------------------
      Please Type or Print                Daytime Area Code and Telephone No.


 DO NOT SEND CERTIFICATES REPRESENTING ALLIANCE HOLDING UNITS WITH THIS FORM.
         YOUR CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.



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